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                                                                    EXHIBIT 10.1

                        CONTRACT FOR SALE OF REAL ESTATE


                  THIS AGREEMENT, entered into this _____ day of December, 1997, by and between DATASTORM TECHNOLOGIES, INC., a Missouri corporation (hereinafter "Seller") and THE CURATORS OF THE UNIVERSITY OF MISSOURI, a public corporation of the State of Missouri (hereinafter "Buyer").

                  WITNESSETH:

         1. Purchase and Sale. The Seller agrees to sell and the Buyer agrees to buy, upon the terms and conditions herein set out, the real estate situated at 2401 LeMone Industrial Boulevard, Boone County, Missouri, including all buildings (the "Premises"), fixtures, improvements, easements, access rights, and appurtenances thereto, as more particularly described in Exhibit A hereto which is incorporated herein by reference (collectively the "Real Property"), together with the Personal Property described on Exhibit B hereto which is incorporated herein by reference (collectively the "Personal Property"). The Real Property and the Personal Property are collectively referred to as the "Property."

         2. Contracts and Leases. There are no leases or contracts affecting the Property that shall be effective as of Closing.

         3. Purchase Price. The price to be paid by the Buyer for the Property at Closing is SEVEN MILLION SEVEN HUNDRED THOUSAND AND NO/100 DOLLARS ($7,700,000.00). The Purchase Price shall be allocated between the Real Property and the Personal Property as follows:

                  $ 7,466,000 to the Real Property; and

                  $    234,000 to the Personal Property.

The Purchase Price shall be paid to Seller at Closing in immediately available funds by wire transfer.

         4. Title. Seller shall convey title to the Real Property by Special Warranty Deed free and clear of all encumbrances, but subject to easements and restrictions of record. Seller shall convey title to the Personal Property by Bill of Sale AS IS, WHERE IS, and without warranty, except in such cases where an unexpired, assignable warranty was given to Seller when it acquired such Personal Property, in which cases Seller shall assign such Personal Property warranty to Buyer.

         5. Conditions Precedent to Buyer's Obligations. For a period concluding on December 22, 1997, 11:00 a.m. (the "Due Diligence Period"), Buyer shall proceed diligently to inspect the Property, review Seller's records, perform title searches, secure purchase money, and perform such other actions in anticipation of Closing as Buyer may deem necessary. Buyer shall have the right to terminate this Agreement by written notice to Seller sent within the Due Diligence Period if Buyer determines, in its sole and absolute discretion, that it is unable or


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unwilling to proceed with the purchase of the Property. Seller shall cooperate with Buyer's Due Diligence by providing access to the Real Property at reasonable times and by permitting Buyer to review the on-premises records pertaining to the Property. In addition to satisfactory completion of Buyer's Due Diligence, the obligations of Buyer hereunder are subject to the fulfillment or satisfaction on or prior to the Closing of the following conditions:

                  a. The representations, warranties and agreements made by Seller in this Agreement shall be true and accurate on the date of Closing with the effect as though such representations, warranties, and agreements had been made or given on or as of such date.

                  b. All proceedings to be taken in connection with the transactions contemplated by the Agreement, and all documents incidental thereto, shall be satisfactory in form and substance to Buyer's counsel.

                  c. The undersigned officer of the University of Missouri does not have authority to bind The Curators of the University of Missouri with respect to the obligations imposed upon the Buyer pursuant to the Agreement without the express consent of the Board of Curators of the University of Missouri. Accordingly, this Agreement shall not be binding on Buyer until formally approved by the Board of Curators of the University of Missouri. If such written consent is not delivered to Seller prior to the end of the Due Diligence Period, Buyer and Seller shall be deemed released automatically from their agreement for sale of the Property.

         6. Conditions Precedent to the Obligations of Seller. The obligations of Seller hereunder are subject to the fulfillment and satisfaction on or at the Closing of the following conditions:

                  a. Buyer's representations and warranties contained in this Agreement shall be true at and as of the Closing, as though such representations and warranties were made at and as of the Closing.

                  b. Buyer shall have performed and complied with Buyer's obligations under this Agreement which are to be performed and complied with by Buyer prior or as of the Closing.

                  c. Receipt, on or before 11:00 a.m. on December 22, 1997, of a duly executed resolution approved by the Curators of the University of Missouri approving this Agreement and Buyer's purchase of the Property in accordance with the terms hereof.


                  d. Buyer and Seller shall enter into a lease of a portion of the Property from Buyer to Seller in substantially the form that is attached hereto as Exhibit C.

         7. Title Insurance. Buyer may, at its expense, obtain a commitment for an owner's policy of title insurance with respect to the Real Property. Prior to the conclusion of the

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Due Diligence Period, Buyer may submit to Seller written notice setting forth its objections (if any) to anything appearing in the title commitment. Within five (5) days after receipt of such written objections, Seller shall respond to Buyer in writing. If such response indicates that Seller is unable or unwilling to cure any such objections, Buyer shall have the right to terminate this Agreement by tendering written notice of its intention to do so to Seller within five (5) days after receipt of Seller's response. All title exceptions accepted by Buyer shall be deemed "Permitted Exceptions".

         8. Closing.

                  a. The closing of this transaction shall take place at Boone-Central Title Co., 601 East Broadway, Columbia, Missouri on or before December 31, 1997 at 11:00 a.m. or at such other date, time, and place as may mutually be agreed upon by the parties.

                  b. At Closing, Seller and, where appropriate, Buyer shall execute and deliver the following documents:

                           (i) Special Warranty Deed, in substantially the form
                  that is attached hereto as Exhibit D, transferring and conveying to Buyer marketable, fee simple title to the Real Property, free and clear of all encumbrances, but subject to easements and restrictions of record.

                           (ii) Bill of Sale, in substantially the form that is
                  attached hereto as Exhibit E, transferring and conveying to Buyer good title to the Personal Property, as is where is, but free and clear of liens and security interests.

                           (iii) Assignment of Warranties, in substantially the
                  form that is attached hereto as Exhibit F, transferring and assigning to Buyer all right, title, claim and interest of Seller in and to warranties pertaining to the construction of the Premises on the Real Property and equipment installed therein, which have not by their terms expired.


                           (iv) Such affidavits, other evidence of title,
                  corporate articles, by-laws, certificates of good standing, resolutions, consents and the like from Seller and Buyer as may be required by the Title Company, on or in forms customarily used by the Title Company, in order to issue the owner's policy of title insurance as specified in Section 7 hereof.


                           (v) A lease of the upper level (third of three) of
                  the Premises, including a portion of the current MIS area in the middle level (second of three) of the Premises from Buyer to Seller in substantially the form of Exhibit C hereto, as contemplated by Section 6.d. hereof.


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                           (vi) All Agreements (executed originals when
                  available, otherwise copies) to be assigned by Seller to Buyer pursuant hereto.

                           (vii) Copies of the most recent property tax bills,
                  and copies of the most recent utility bills, together with evidence of payment thereof.

                           (viii) Copies of building permits for the building
                  and improvements comprising the Real Property, a fire marshall letter (if available), and operating permits for elevator service (if any) to the extent in the possession or under the control of Seller.

                  c. At Closing Buyer shall deliver to Seller the Purchase Price set forth in Paragraph 3 hereof.

                  d. Seller shall deliver possession of the Property and be prepared for Buyer's occupancy of the Premises promptly following Closing.

         9. Warranties of Buyer. Buyer makes the following warranties and representations to Seller, each of which is true as of this date and shall be true as of Closing:

                  a. Buyer is a public corporation duly organized and existing by virtue of the laws of the State of Missouri;

                  b. Buyer has the power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby;

                  c. Following approval of the Board of Curators pursuant to
         Section 5.c. hereof, this Agreement shall constitute a valid and binding Agreement of Buyer enforceable in accordance with its terms; and

                  d. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby violates or conflicts with any rule or regulation of The Curators of the University of Missouri or other laws, rules or regulations affecting Buyer.

         10. Warranties of Seller. Seller makes the following warranties and representations to Buyer, each of which is true as of this date and shall be true as of Closing:

                  a. Seller is a corporation duly organized and existing by virtue of the laws of the State of Missouri.;

                  b. Following approval of the Board of Curators pursuant to
         Section 5.c. hereof, this Agreement shall constitute a valid and binding Agreement of Seller enforceable in accordance with its terms; and

                  c. Seller has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.


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         11. Real Estate Commission. Seller and Buyer represent to each other that they have dealt with no broker, agent or finder in connection with the sale of the Property other than CB Commercial Real Estate Group, Inc., who shall earn a commission at Closing to be paid by Seller from the Purchase Price. Each party shall defend, indemnify and hold harmless the other from and against any and all claims, demands, causes of action, costs, expenses or other liabilities (including attorneys' fees and court costs whether or not suit is instituted) incurred by the Indemnified Party arising from or pertaining to any brokerage commissions, fees, costs or other expenses that may be due or claimed by any broker, agent or finder with whom the Indemnifying Party has dealt in connection with the transactions contemplated hereunder, other than as disclosed above.

         12. Insurance. Seller hereby covenants to keep all improvements located on the Real Property and all Personal Property located thereon insured on an all-risk, replacement cost basis from the date hereof until Closing.

         13. Risk of Loss Until Date of Closing on Seller. All improvements now situated on the Real Property shall be delivered to Buyer at the time of Closing in as good condition as they are as of the date of this Agreement, ordinary wear and tear excepted. Provided, however, if prior to Closing any of the improvements on the Real Property are materially damaged by fire or other casualty, then Buyer shall have the option of accepting all of the insurance proceeds therefor, and proceeding with its performance under this Agreement, or declaring this Agreement to be null and void, in which case the parties shall be released from their respective obligations under this Agreement.


         14. Maintenance and Alterations. Seller shall make no material alterations to the Premises without Buyer's prior written consent (not to be unreasonably withheld) nor shall Seller permit any Tenant to make alterations to the Premises without Buyer's prior written consent (not to be unreasonably withheld). Buyer may inspect the Premises not less than two days prior to Closing during normal business hours, upon reasonable notice to Seller, in order to ensure that Seller has maintained the improvements as required in Sections 13 and 14 hereof. If upon such inspection, Buyer in good faith determines that Seller has failed materially in its obligation to maintain the Premises, Buyer may make written demand on Seller that Seller make necessary repairs to fulfill its maintenance obligations. In order to be effective, such notice must be tendered to Seller not less than 48 hours prior to Closing. If within 24 hours following receipt of such notice, Seller fails to commence the necessary repairs, Buyer may enter upon the Premises, make the necessary repairs, and deduct the actual cost of such repairs (without mark up by Buyer) from the Purchase Price at Closing.

         15. Removal of Equipment and Other Personal Property. Seller agrees to remove all of Seller's equipment and other items of Personal Property (other than the Personal Property described on Exhibit B hereto) from that portion of the Premises that is not leased to Seller pursuant to Section 6.d of this Agreement within 45 days following Closing. Seller will not remove any fixtures, including but not limited to light fixtures, from the Premises.



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         16. Survival. All obligations of Seller and Buyer which by their nature involve performance in any way after the Closing Date, or which cannot be ascertained to have been fully performed until after the Closing Date, shall survive the Closing Date.

         17. Agreement Binding Upon Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         18. Headings. The headings in this instrument have been inserted for convenience of reference only and shall in no way modify or restrict any provision hereof, or be used to construe any of such provisions.


         19. Modifications in Writing. This Agreement may not be changed or modified, either in whole or in part, except by initialing changes herein or by an agreement in writing signed by all parties hereto.

         20. Prorations and Closing Costs. If unpaid as of Closing, real estate taxes for the 1997 tax year shall be paid at Closing by Seller from the Purchase Price. Costs of all utilities, including electricity, water, sewer and gas shall be borne by Seller prior to the Date of Closing and commencing as of the Date of Closing, shall be borne by Buyer. The parties shall arrange for all utility meters to be read and all accounts transferred as of midnight of the day before the Date of Closing. All expenses of the Property shall be prorated and adjusted as of midnight of the day before the Date of Closing. Buyer and Seller shall pay their own respective attorney's fees, costs and expenses. Seller shall pay for preparation of the Deed and Bill of Sale. All other costs and expenses incurred in connection with this transaction, including but not limited to, costs, expenses and fees with respect to examination of title and the obtaining of title insurance, surveys and inspections shall be paid by Buyer.

         21. Notices. All notices, requests, demands, and other communications hereunder shall be deemed to have been duly given if the same shall be in writing and shall be personally delivered or sent via overnight courier or by telecopy to the address(es) or telecopy number(s) set forth below:

                           a. If to Seller:

                           Deirdre F. Baird
                                    Director of Real Estate and
                                    Facilities Management
                                    Quarterdeck Corporation
                                    13160 Mindanao Way
                                    Marina del Rey, California 90292-9705
                                    (310-309-4218)  Telecopy



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                           with a copy to:

                                    John S. Meyer, Jr., Esq.
                                    Bryan Cave LLP
                                    One Metropolitan Square
                                    211 North Broadway, Suite 3600
                                    St. Louis, Missouri  63102
                                    (314-259-2020)  Telecopy


                           b.       If to Buyer:

                                    Dennis P. Cesari
                                    Assistant Vice President for
                                    Management Services
                                    225 University Hall
                                    Columbia, Missouri 65211
                                    (573-884-4745) Telecopy

                                    with a copy to:

                                    Office of the General Counsel
                                    of the University of Missouri
                                    227 University Hall
                                    Columbia, Missouri  65211
                                    (573-882-0050) Telecopy

         22. Entire Agreement. This Agreement, together with the Exhibits attached hereto, which are hereby incorporated by reference, constitutes the entire undertaking between the parties hereto, and supersedes any and all prior agreements, arrangements, and understandings between the parties with respect to the subject matter hereof.

         23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original.

                  IN WITNESS WHEREOF, said parties have executed this Agreement as of the day and year first above written.

SELLER:                               BUYER:

DATASTORM TECHNOLOGIES, INC.          THE CURATORS OF THE UNIVERSITY
                                      OF MISSOURI

By: /s/ Curtis A. Hessler             By: /s/ Dennis P. Cesari
   --------------------------------      --------------------------------
   Name:                                 Name:
   Title:                                Title:



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